FNB CORPORATION
          Solicited on Behalf of the Board of Directors


     JAMES L. HUTTON, NELSON J. WIMMER, and _______________________________
or any of them (the "Proxy Holders"), with power of substitution to each, are hereby authorized to represent the undersigned and vote all shares of FNB Corporation (the "Corporation") standing in the name of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at the FNB Center, 105 Arbor Drive, Christiansburg, Virginia, on Tuesday, May 13, 1997, at 2:00 p.m., or any adjournment thereof, on each of the following matters. With respect to any adjournment recommended by management for the purpose of soliciting additional votes on a matter, only proxies indicating a vote in favor of that matter will be considered a vote in favor of such adjournment.

1. This proxy will be voted for the election of the nominees to the Board of Directors of the Corporation listed below, unless the word "no" is inserted at the end of this sentence.___________________. You may withhold authority to vote for any nominee by lining through or otherwise striking out his or her name below.

                              Class I Directors
                           William M. Sterrett, Jr.
                               Robert J. Styne
                              Daniel D. Hamrick
                               Joan H. Munford

2.   To vote FOR__________, AGAINST__________, or ABSTAIN__________ from voting on the appointment of McLeod & Company, independent certified public accountants, as auditors for the year 1997.

3. The transaction of any other business which may properly come before the Meeting. Management at present knows of no other business to be presented at the Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the directors listed in Item 1, FOR the appointment of accountants in Item 2, and as the Proxy Holders see fit in any matters that may come up in
Item 3.

     When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.

                                                  Date:_____________________

_________________________________                 __________________________
Signature           Title, if any                 Signature, if held jointly


                   PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN